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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------


Date of Report (Date of earliest event reported): April 6, 2001



                               SL INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)



New Jersey                              1-4987            21-0682685
(STATE OR OTHER JURISDICTION OF         (COMMISSION       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        FILE NUMBER)      IDENTIFICATION NUMBER)



                         520 Fellowship Road, Suite A114
                         Mount Laurel, New Jersey 08054
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                                 (856) 727-1500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

        On April 6, 2001, SL Industries, Inc. (the "Company") issued a press release announcing that the Company will cut its workforce within its Condor D.C. Power Supplies subsidiary by approximately 400 positions, representing 27.5% of Condor's workforce, during its second quarter. The Company expects to record a charge of approximately $1,300,000 against second quarter earnings, reflected as a special item, in accordance with generally accepted accounting practices. As a result, it is likely that the Company will report a loss for the second quarter.

        A copy of the press release appears as Exhibit 99 to this Report and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     The following is filed as an Exhibit to this Report:

Exhibit Number        Description
--------------        -----------

99                    Press Release dated April 6, 2001.



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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mount Laurel, State of New Jersey, on the 9th day of April, 2001.


                           SL INDUSTRIES, INC.


                           By: /s/ David R. Nuzzo
                              --------------------------------------------
                                 David R. Nuzzo
                                 Vice President Finance and Administration


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                                  EXHIBIT INDEX



               Exhibit Number   Description
               --------------   -----------
                      99        Press Release dated April 6, 2001.